UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K /A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 20, 2010

SMITTEN PRESS: LOCAL LORE AND LEGENDS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-27795	98-0427526
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7731 S. Woodridge Drive Parkland, FL		33067
Address of principal offices		Zip Code

Registrant’s telephone number including area code:   954-575-9177

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

This amendment corrects Item 5.01 to reflect the correct name of the registrant's previous controlling shareholder.

The following current report under Section 13 or 15(d) of the Securities Exchange Act of 1934 is filed pursuant to Rule 13a-ll or Rule 15d-11.  Smitten Press: Local Lore and Legends, Inc., is referred to herein as ("the Registrant", "us", or "we").

Item 4.01	Changes In Registrant's Certifying Accountant.

 On June 20, 2008, the Registrant's prior certifying accountant, Salberg & Company P.A. Advised the Registrant that it was resigning, effective immediately.  The resignation was disclosed by the Registrant by Current Report dated June 26, 2008.

On March 16, 2010, the Board of Directors of the Registrant reappointed Salberg & Company P.A. To serve as the Registrant's Independent Registered Public Accounting Firm for the reporting periods commencing April 1, 2008.

Item 5.01 Changes in Control of Registrant

On January 20, 2010, the Registrant's previous controlling shareholder, Carl Feldman , sold 20,270,000 restricted shares of our common stock he owned, which represented 62% of our outstanding common stock, in a private transaction, to Vincent Beatty in exchange for cash consideration of $10,000 and the settlement and satisfaction of a pending legal action  (the “Transaction”). As a result, Vincent Beatty as of that date now holds 20,270,000 shares of our common stock, which continues to represent 62% of our common stock outstanding. As a result of the Transaction, Vincent Beatty is now our controlling shareholder. Mr. Beatty did not engage in any loan transaction in connection with the Transaction, and utilized his personal funds. As a result of the Transaction,  on January 20, 2010 Mr. Beatty was appointed  to serve as our President and our sole Director. On April 30, 2010, Robert Kwiecinski was appointed as a Director and as Secretary of the Registrant.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT:

The outstanding shares of Common Stock are our only class of equity securities currently issued and outstanding.

The following tables set forth the ownership, as of August 15, 2010, of our common stock by: (a) each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, and (b) each director, nominee and executive officer of the Company, (c) all executive officers and our directors as a group. To the best of our knowledge, all persons named have sole voting and investment power with respect to such shares, except as otherwise noted.

Security Ownership of Certain Beneficial Owners (1)(2)

Name and Address of Beneficial Owner	Amount and Nature of Ownership	Percentage of Class

Robert L. Cox	5,000,000	15.5%
2501 N.W. 34th Place, Unit 24	Direct
Pompano Beach, FL 33069

Vincent Beatty	20 , 135 , 000	62.00%
7731 S. Woodridge Dr.	Direct
Parkland, FL 33067

Ironman Holdings LLC	1 , 988 , 500	6.10%
920 NE 16th Ter	Direct
Ft Lauderdale, FL 33304

Security Ownership of Directors and Officers (1)(2)

Name and Address of Beneficial Owner	Amount and Nature of Ownership	Percentage of Class

Vincent Beatty	20 , 135 , 000	62.00%
7731 S. Woodridge Dr	Direct
Parkland, FL 33304

Notes to the tables:

(1)
Pursuant to Rule 13-d-3 under the Securities Exchange Act of 1934, as amended, beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the voting) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to a security whether through a contract, arrangement, understanding, relationship or otherwise. Unless otherwise indicated, each person indicated above has sole power to vote, or dispose or direct the disposition of all shares beneficially owned.

(2)
This table is based upon information obtained from our stock records. We believe that each shareholder named in the above table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 20, 2010, Vincent Beatty was elected as the sole Director and Officer of the Registrant by holders of a majority of the outstanding Common Stock of the Registrant acting upon written consent, replacing Robert L. Cox.  On April 30, 2010, Robert Kwiecinski was appointed as a Director and as Secretary of the Registrant.

SIGNATURES

Pursuant to the Requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: August 17 , 2010
SMITTEN PRESS: LOCAL LORE AND LEGENDS, INC.

By: /s/ VINCENT BEATTY
Vincent Beatty
President